Amendment to Employment Agreement

     This  Amendment  to the  Employment  Agreement  dated  May  19,  1995  (the
Amendment") by and between Star Multi Care Services, Inc., a New York corporation with its principal offices at 33 Walt Whitman Road, Huntington Station, New York 11746 (the Company") and Gregory Turchan residing at 19 Whitney Gate Smithtown, New York 11787 (the "Employee").

                               W I T N E S S E T H

WHEREAS, the Company desires to continue to employee the Employee, and

WHEREAS, the Employee desires to continue to be employed by the Company,

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Term. The Employee's term of employment under this Amendment shall commence on May 19, 1997 (the "New Commencement Date") and shall continue for a period of twenty-four (24) months thereafter, unless terminated under the terms and conditions herein (the "New Employment Term").

2. Duties. The Employee shall be fully responsible for the operations of the Company, and to perform such other duties and services as shall from time to time be designated by the Board of Directors or the Chief Executive Officers of the Company, Employee shall be based in the New York metropolitan area and shall have the title of Vice President - Operations.

3. Compensation. From the New Commencement Date through May 31, 1997, the Employee shall receive an annual salary of One Hundred Thousand Dollars ($100,000), subject to all required federal, state and local payroll deductions. Commencing on June 1, 1997 through the expiration of the New Employment Term, the Employee shall receive an annual salary of One Hundred Seventeen Thousand and Five Hundred Dollars ($117,500). In addition, the Employee shall receive an annual bonus equal to five percent (5%) of the pre-tax income of the Company, excluding all extraordinary items, not to exceed Twenty-five Thousand Dollars ($25,000).


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Additionally,  the Company  shall pay the  Employee up to Four  Hundred  Dollars
($400) per month for the Employee's automobile obligations upon the presentation of invoices or other documentation therefor.

4. Employee Benefits. The Employee shall receive all employee benefits that are made available to other senior executives of the Company. Paragraph 7 of the Employment Agreement dated May 19, 1995 (the "Employment Agreement") is hereby stricken and shall no longer be effective.

5. Restrictive Covenant. Section 11 of the Employment Agreement shall be revised and amended as follows:

     (a)  References to LINR shall be substituted with the Company

     (b) Subparagraph 11(b)(i) shall be replaced in its entirety by: Employee will not, at any time prior to the second anniversary of the New Commencement Date, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or franchisee, proprietor, syndicate ember, or shareholder that operates a licenced or certified home care services agency in the New York metropolitan area and any county in which the Company and/or any subsidiary or affiliate operates.

6. Notices. Notice to the Company shall be sent to:

                     Stephen Sternbach
                     33 Walt Whitman Road
                     Suite 332
                     Huntington Station, New York 11746

   with a copy to:
                     Lawrence A. Muenz, Esquire
                     Muenz & Meritz, P.C.
                     Three Hughes Place
                     Dix Hills, New York 11746

   and Notice to the Employee shall be sent to:
                     19 Whitney Gate
                     Smithtown, New York 11787

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7. Additional Terms. All other terms and conditions  appearing in the Employment
Agreement shall remain in full force and affect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date appearing below:


STAR MULTI CARE SERVICES, INC.                   GREGORY TURCHAN



By:/s/Stephen Sternbach                           By:/s/Gregory Turchan
-----------------------                           -----------------------



Title: Chairman of the Board, President
       Chief Executive Officer



Date:    April 10, 1997                           Date:    April 10, 1997




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